EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("Agreement") is entered into as of November 9, 2006, to be effective as of 10:00 a.m., Central Time, on September 1, 2006 (the "Effective Date"), by and between Westside Energy Production Company, LP, a Texas limited partnership, whose address is 3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219, ("Westside"), and Cimmarron Gathering, LP, a Texas limited partnership, whose address is P.O. Box 1038, Gainesville, Texas 76241-1038, ("Cimmarron"). Westside and Cimmarron are sometimes hereinafter referred to individually as a "Party" or collectively as "Parties."

WITNESSETH:

WHEREAS, The Tri-County Gas Gathering System ("TCGGS") is a natural gas gathering system which owns or controls natural gas gathered and delivered to other transporters located in Cooke, Montague and Wise Counties, Texas; and

WHEREAS, TCGGS is comprised of, but not limited to: certain real and personal property consisting of, but not limited to: easements, rights of way, surface leases, pipelines, fittings, launchers, receivers, tanks, separators, meters, valves, cathodic protection equipment, CO2 Plants, compressors, heaters, dehydration units and other above and below ground facilities necessary for TCGGS operations, hereinafter referred to as (the "TCGGS Property"); and

WHEREAS, the method, process, and procedures related to the construction and operation of TCGGS is governed by that certain AGREEMENT FOR THE CONSTRUCTION AND OPERATION OF THE TRI-COUNTY GAS GATHERING SYSTEM, by and between Cimmarron Transportation, LLC, ("Cimmarron") Benco Operating, Inc. ("Beneo") and CC Texas Gathering, L.P ("CCTX") effective January 1, 2005 (the "Operating Agreement"); and

WHEREAS, Effective January 1, 2005, TCGGS was formed and an undivided capital equity in TCGGS ownership interest was established as follows:

Cimmarron 33.334%
Benco 33.333%
          CCTX 33.333%

("TCGGS Property Ownership") and

WHEREAS, undivided capital equity position of TCGGS ownership was accomplished by Cimmarron, BENCO and CCTX each party assigning an undivided interest in assets to the other two Parties in Wise, Montague and Cooke Counties, Texas subject to the provisions within the Operating Agreement and at two (2) other dates by contributing cash at two Tri-County Gas Gathering "True Ups" (as defined in the Operating Agreement); and

WHEREAS, Effective June 1, 2005 Cimmarron Transportation reorganized and its interest in TCGGS is now owned by Cimmarron; and

HOU 406066881v

WHEREAS, Effective December 1, 2004, By Assignment and Bill of Sale by and between Central Crude, Inc., a Louisiana corporation ("Central Crude"), as Seller, and EBS Oil & Gas Partners Production Company, LP, a Texas limited partnership, ("EBS") as Buyer, Central Crude assigned a forty nine percent (49%) interest in the Wise County Gathering System ("WCGGS") to EBS; and

WHEREAS, Effective December 1, 2004, an Agreement by and between Central Crude and EBS was executed whereby authorized CCTX to merge WCGGS into TCGGS; and

WHEREAS, by merger, effective October 1, 2005, Westside acquired one hundred percent (100%) ownership interest in EBS, resulting in 49.00% EBS WCGGS Property Ownership being owned solely by Westside; and

WHEREAS, of even date with this Agreement Benco, CCTX and Westside entered into that certain Stipulation of Ownership dated effective as of 10:00a.m. Central Time on September 1, 2006 (the "Stipulation") attached her to as Exhibit F whereby the parties agreed and stipulated as to the interests of each of the parties in and to the TCGGS and establishing Westside's interest in and to the TCGGS at 16.333%; and

WHEREAS, Westside's 16.333% ownership interest in and to the TCGGS shall hereinafter be referred to as the "Property;" and

WHEREAS, Cimmarron desires to purchase the Property from Westside and Westside is desirous of selling, transferring and assigning all of its right, title and interest in the Property to Cirrunarron, in the manner described herein, without warranty of any kind, except as specifically provided herein; and

WHEREAS, any transfer of the Property, pursuant to Article VII. of the Operating Agreement requires a preferential right be offered to other parties; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth below, and for other valuable and mutually sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Westside and Cimmarron do hereby agree as follows:

1. Property to be purchased by Cimmarron from Westside:

1.1 Purchase and Sale of Property.

Cimmarron agrees to purchase and Westside agrees to sell, Agreement effective one hundred percent (100%) of the Property from Westside for the sum Four Million Nine Hundred Forty-One Thousand Nine Hundred Eighty-Four and 95/100 Dollars ($4,941,984.95) (the "Purchase Price").

HOU 406066881v

1.2The Assignment.

On the Closing Date, Westside shall assign the Property to CCTX, effective as of the Effective Date pursuant to an Assignment and Bill of Sale in a form substantially similar to Exhibit A attached hereto, including but not limited to the acknowledgement of Cimmarron contained in Section 4.3 hereof and the limitations of warranty contained in Section 3.2 hereof.

2.Closing Date; Purchase Price; Deliveries at Closing; Pre-closing Due Diligence:

2.1 Closing. The closing ("Closing") shall take place on or before 10:00 a.m. November 10, 2006 (the "Closing Date") at Westside's offices at 3131 Turtle Creek Blvd., Suite 1300, Dallas Texas 75219. The Parties may mutually agree in writing to change the time and place of Closing. At Closing Westside shall deliver to CCTX the items set forth in Section 2.2 and Cimmarron shall pay to Westside the Purchase Price by wire transfer pursuant to wire transfer instructions received by Cimmarron prior to Closing.

2.2 Deliveries at Closing. At the Closing, the following documents shall be delivered by the Parties:

(a)  Conveyance Documents. Westside shall deliver (i) three (3) fully executed and acknowledged originals of Assignment and Bill of Sale in substantially the form attached as Exhibit A dated effective as of the Effective Date covering all of Westside's right, title, and interest in and to the Property and (ii) a fully executed Stipulation in form of Exhibit F attached hereto;

(b)  Payment of Purchase Price. Cimmarron shall pay the Purchase Price to Westside pursuant to wire transfer instructions delivered to Cimmarron by Westside;

(c)  Non-Foreign Affidavit. Westside shall deliver to Cimmarron an affidavit in the form substantially the same as Exhibit B attached hereto and made a part hereof, setting forth its taxpayer identification number and that it is not a "foreign person" as provided in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

(d)  Certificate of Good Standing. Westside shall deliver to Cimmarron a Certificate of Good Standing, issued by the Secretary of State for the State of Texas dated not more than ten (10) days prior to the Closing;

(e)  Incumbency Certificate. Westside Pipeline shall deliver to Cimmarron an Incumbency Certificate substantially the same as Exhibit C attached hereto and made a part hereof, with respect to any Persons executing documents at the Closing on its behalf;

(f)  Board Resolution of Westside Westside shall deliver to Cimmarron a certificate certifying the resolutions adopted by which certificate shall be substantially the same as Exhibit D attached hereto and made a part hereof;

(g) Westside Officer's Certificate. Westside shall deliver a certified copy of

Officer's Certificate, substantially the same as Exhibit E attached hereto and made a part hereof,

HOU 406066861v6

1.2The Assignment.

fully executed by a duly authorized officer of its general partner authorizing and approving the execution, delivery and performance of this Agreement and all other documents, instruments and agreements contemplated by this Agreement; and

(h) Other Documents and Actions. Each Party shall execute such other instruments and take such other actions as may be reasonably requested by another Party in order to give full effect to the obligations of such Party under this Agreement.

3.Representations and Warranties of Westside:

Westside, except as hereinafter expressly stated to the contrary, represents and warrants to Cimmarron as follows:

3.1Organization and Good Standing:

Westside is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. Westside has the power to carry on its business as it is now being conducted, to enter into this Agreement and to perform its obligations hereunder, and is duly qualified, in good standing and authorized to conduct business in the State of Texas.

3.2Representations and Warranties:

(a)  FROM AND AFTER CLOSING AND AFTER GIVING EFFECT TO THE STIPULATION, TO THE FULLEST EXTENT PERMITTED BY LAW, WESTSIDE HEREBY WARRANTS TITLE TO THE PROPERTY AND WILL INDEMNIFY AND DEFEND CIMMARRON AND ITS SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS AGAINST THE LAWFUL CLAIMS OF TITLE OF ALL PERSONS CLAIMING TITLE OR ANY INTEREST TO THE PROPERTY BY, THROUGH AND UNDER WESTSIDE, BUT NOT OTHERWISE.

(b)  EXCEPT AS EXPRESSLY PROVIDED WITHIN THIS SECTION 3.2, WESTSIDE MAKES NO REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE; AND THE PROPERTY IS ASSIGNED "AS IS," "WHERE IS," AND WITH ALL FAULTS OR DEFECTS AS OF THE EFFECTIVE DATE. EXCEPT AS EXPRESSLY PROVIDED HEREIN, WESTSIDE SHALL NOT BE LIABLE, TO ANY EXTENT WHATSOEVER, FOR THE QUALITY, CONDITION, OPERATION OR PERFORMANCE OF THE PROPERTY.

(c) Westside warrants and represents that all Westside capital expenses and obligations for the Property for which Westside has been billed or invoiced have been paid in full as of September 1, 2006 except for AFE numbers 6325 and 6326 which will be assumed by and shall be the responsibility of Cimmarron.

HOU 406066861v6

1.2The Assignment.

(d)  Westside warrants that it has all authority necessary to enter into the sale of the Property to Cimmarron and perform all obligations under this Agreement, and this Agreement is a legal, valid, binding obligation of Westside enforceable against Westside in accordance with its terms, except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

(e)  To the knowledge of Westside, except for (i) the consent of GasRock Capital LLC ("GasRock") and (ii) the waiver of preferential purchase rights by CCTX or its affiliates, no consent of or by, or filing with, any other person or entity is required with respect to Westside in connection with the execution, delivery, or enforceability of this Agreement or the consummation of the sale of the Property provided for in this Agreement.

(f)  To the knowledge of Westside, Westside is not under any investigation with respect to, nor has it been threatened to be charged with, nor has it been given any notice of any violation of any law or permit, nor has any judgment, order, or decree been issued by any governmental authority with respect to the Property being transferred pursuant to this Agreement.

(g)  Except for liens in favor of GasRock which will be released contemporaneously with Closing, to the knowledge of Westside, the Property is not subject to any Liens that are the result of any action or omission during Westside's ownership.

(h)  To the knowledge of Westside, no claim, suit, action or other proceeding is pending before any court or other Governmental Authority with respect to the Property, or its ownership or operation.

(i)  Westside has not incurred any obligation or liability, contingent or. otherwise, nor has made any agreement with respect to any broker or finder's fees arising out of or in any way related to the transactions contemplated by this Agreement.

(j)  To the knowledge of Westside, Westside has not caused, either through action or inaction, nor has the exercise of eminent domain against Westside's interest by a third party caused, any of Westside's interests in the easements comprising the Property to have terminated.

(k)  The provision of this Section 3.2 shall survive the execution and delivery of the Assignment and Bill of Sale by Westside.

3.3 No Notification:

Westside represents that, to the best of its knowledge, it has not received notification from any governmental agency, person or other entity of any existing Environmental Condition

HOU 406066861v6

(as defined in Section 5.4) or any conditions requiring any work to be done regarding Chemical Substance, Oil Field Substance or waste on the Property.(as those terms are defined in Section 5.4). In addition, Westside also represents that to the best of its knowledge, it has not received notification from any surface owner of any surface or subsurface damage claim.

4. Representations and Warranties of Cimmarron:

Cimmarron represents and warrants to Westside as follows:

4.1Organization and Good Standing:

Cimmarron is a Texas limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. Cimmarron has the power to carry on its business as it is now being conducted, to enter into this Agreement and to perform its obligations hereunder, and is duly qualified to do business and is in good standing in the State of Texas.

4.2Authority Relative to this Agreement:

The execution, delivery and performance of this Agreement by Cimmarron and the purchase of the Properties contemplated herein have been duly and validly authorized by all requisite action.

4.3Warranties:

CIMMARRON REPRESENTS AND WARRANTS TO WESTSIDE THAT IT HAS FULLY INSPECTED THE PROPERTY, THAT IT HAS THE EXPERTISE TO PROPERLY EVALUATE THE PROPERTY, AND THAT IT ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION AND LOCATION "AS IS, WHERE IS, AND WITH ALL FAULTS," CIMMARRON IS RELYING SOLELY ON ITS PRIOR EXPERIENCE IN OWNING AND OPERATING ASSETS OF THE TYPE AND NATURE SIMILAR TO THE PROPERTY AND ON ITS INDEPENDENT INSPECTION OF THE PROPERTY INCIDENT TO ITS DECISION TO PURCHASE THE PROPERTY AND EXPRESSLY REPRESENTS AND WARRANTS TO WESTSIDE THAT IT IS NOT RELYING ON ANY STATEMENTS, INFORMATION FROM OR REPRESENTATIONS AND WARRANTIES OF WESTSIDE. IN THIS REGARD, CIMMARRON ACKNOWLEDGES THAT IT IS RELYING SOLELY UPON ITS INSPECTION OF THE PROPERTY AS TO THE PROPERTY'S PHYSICAL CONDITION, INCLUDING BUT NOT LIMITED TO THE EXISTENCE OF ANY ENVIRONMENTAL CONDITION (AS DEFINED HEREIN BELOW).

Cimmarron is aware and expressly acknowledges that the rights in and to the Property being assigned hereunder, as such rights relate to the lands covered by the Property may (by way of example and not of limitation) be subject to gaps in ownership, require consents to assign, be subject to prohibitions against assignment, be subject to prohibitions against multiple lines. It is expressly understood and agreed to between the Parties that Westside shall not be liable to Cimmarron or any third Party, to any extent

HOU 406066861v6

whatsoever, for any claims, suits or damages in any manner associated with the above or similar or related matters to which Cimmarron may be subject.

The provisions of this Section 4.3 shall survive the execution and delivery of the Assignment and Bill of Sale by Westside.

5.Indemnity:

5.1 Indemnity by Cimmarron:

a.  Post Effective Date Liability

Subsequent to (after) September 1, 2006, Cimmarron assumes all liability for and shall be solely responsible for any and all losses, including without limitation, damages, claims, expenses, charges, costs and all other matters (collectively "Losses") of any nature whatsoever in connection with the ownership, use, operation, maintenance or existence of the Property, or any replacement and/or additional pipeline(s) constructed by Cimmarron on the Property pursuant to this Agreement, including without limitation, those caused by the actions or omissions of Cimmarron (the "Post Effective Date Liabilities"). Cimmarron agrees to hold harmless, defend and indemnify Westside, its partners, officers, directors, employees, agents, successors, legal representatives, and assigns (the "Westside Group") from any and all liabilities, regardless of the presence or lack of insurance.

b.  Breach of Representations and Warranties

Cimmarron agrees to indemnify Westside against, and hold Westside harmless from, any loss, cost, damage or expense (including reasonable attorneys' fees) sustained by Westside arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties or covenants made by Cimmarron herein, regardless of the presence or lack of insurance.

5.2 Indemnity by Westside

Prior to (before) September 1, 2006, Westside assumes all liability for and shall be solely responsible for any and all losses, including without limitation, damages, claims, expenses, charges, costs and all other matters (collectively "Losses") of any nature whatsoever in connection with the ownership, use, operation, maintenance or existence of the Property pursuant to this Agreement. (the "Pre Effective Date Liabilities"). Westside agrees to hold harmless, defend and indemnify Cimmarron, its partners, officers, directors, employees, agents, successors, legal representatives, and assigns (the "Cimmarron Group") from any and all liabilities, regardless of the presence or lack of insurance.

5.3Indemnification Procedure

Promptly after receipt by a Party indemnified under this Agreement (the "Indemnified Party") of notice of the commencement of any action or the written assertion of any claim or

HOU 406066861v6

demand covered by an indemnity set forth herein, the Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying Party under this Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of such action or the written assertion thereof; however, the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may otherwise have to the Indemnified Party, except to the extent the Indemnifying Party was actually damaged by such failure to notify. In case any such action, claim or demand shall be brought or asserted against any Indemnified Party and it shall notify the Indemnifying Party of the commencement or assertion thereof, the Indemnifying Party shall be entitled to undertake and fully control the defense thereof; provided, however, that upon request by the Indemnifying Party, the Indemnified Party may assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party. If the Indemnifying Party undertakes the defense of such action, claim or demand, the Indemnified Party shall have the right to participate in such action, claim or demand and to retain its own counsel, at the sole expense of the Indemnified Party. Notwithstanding the preceding sentence, if the Indemnifying Party and the Indemnified Party are named Parties to any such action, claim or demand and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and court costs incurred by the Indemnified Party in its separate defense.

5.4 Environmental Matters

a. Definitions. As used in this section, the following terms shall have the following meanings:

Chemical Substance shall mean any chemical substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, inter mediates, products,

industrial, or solid substances, materials, wastes, or petroleum products, including crude oil, natural gas or any component or refraction thereof.

Claim(s) shall mean any demand, claim, notice of noncompliance or violation, Loss, action, suit, Proceeding, or judgment, formal or informal, in writing or orally, of any nature whatsoever.

Environmental Claims shall mean Claims by any Governmental Authority or person (including Westside and Cimmarron) for the cleanup or remediation of damage to, or damage originating from, the Property or personal injury resulting from any Environmental Condition on or originating from the Property or for situations, circumstances, events or incidents on, from or originating at any of the Property and arising from or related to the existence of an Environmental Condition, the presence of any polluting substance, Chemical Substance or Hazardous Substance, or a violation of, or remedial requirement under, any Environmental Law. ("Environmental Claims") shall also mean any claims, demands or actions for any failure to carry out any such clean-up or remediation obligations arising hereunder.

Environmental Condition shall mean any clean-up or remediation responsibility (i) caused by environmental pollution, contamination, degradation, damage or injury at, on, or

HOU 406066861v6

migrating off of, or underlying any of the Property, or (ii) caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release, or emission of any polluting substance, or Chemical Substance, whether occurring prior to or after the Effective Date, known or unknown, at, on, emanating from, migrating off of, or underlying any of the Property or (iii) caused by a violation of, or a remediation requirement made under, any Environmental Law with regard to the Property.

Environmental Law shall include, but shall not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 43 U.S.C. 6901 et seq., the Resource Conservation & Recovery Act ("RCRA") 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C., §8401, et seq., the Safe Drinking Water Act, 42 U.S.C. 300 et seq., the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq., and the regulations there under, and any other local, state, and/or federal laws or regulations, whether currently in effect or promulgated or amended in the future, that govern (a) the existence, cleanup and/or remedy of contamination on or migrating or transported from the Property; (b) the protection of the environment from spilled, deposited or otherwise emplaced contamination on or migrating or transported from the Property; (c) the control of Oilfield Substances on or migrating or transported from the Property; or (d) the use, generation, transport, treatment, removal, recovery, clean-up and/or remedy of any polluting substance, Oilfield Substance or Chemical Substance, including building materials on or migrating or transported from the Property.

Governmental Authority shall mean any entity of or pertaining to government, including any federal, state, local, foreign, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board, bureau, or resources trustee.

Loss or Losses shall mean any and all payments, obligations, costs, disbursements, liabilities, liens, encumbrances, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, or expenses, including reasonable attorney's fees and other costs of litigation incurred in environmental clean-up or remediation activities, or personal injuries, in any manner related to an Environmental Condition.

Proceeding shall mean any action, suit, claim, investigation, review or other proceeding, at law or in equity, before any Governmental Authority, arbitrator, board of arbitration, mediator, court of competent jurisdiction, or similar entity.

b. Cimmarron's Assumption of Environmental Obligations

As between Westside and Cimmarron, Cimmarron hereby:

1. Assumes full responsibility for all Environmental Conditions and Environmental Claims associated with the Property or the transportation, disposal or arrangement for the transportation or disposal of Oilfield Substances or Chemical Substances from the Property, including any applicable liabilities under Environmental Laws, which Environmental Conditions and Environmental Claims arise on or after the Effective Date; and

HOU 406066861v6

2. Unconditionally releases and discharges Westside, its subsidiaries, affiliates, directors, officers, shareholders, employees, representatives, successors and assigns from all Environmental Conditions and Environmental Claims assumed by Cimmarron in paragraph 5.4.b.1 above, and agrees to indemnify and defend Westside, its, subsidiaries, affiliates, directors, officers, shareholders, employees, representatives, successors and assigns against any Claims and Losses associated with any such Environmental Conditions or Environmental Claims which arise on or after the Effective Date.

5.5Tax Returns

Westside warrants that, returns (including, without limitation, income, franchise, sales and use, excise, severance, property, gross receipts, payroll and withholding tax returns and information returns) (all such returns and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") of or relating to any federal, state or local tax (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as "Tax") that are required by applicable law to be filed (taking into account all extensions) on or before the Effective Date for, by, on behalf of or with respect to Westside, to the extent directly related to the Property, have been or will be filed with the appropriate federal, state and local authorities, and all Taxes shown to be due and payable on said Tax Returns have been or will be paid in full on or before the Effective Date, except where the failure to file said Tax Returns or to pay said Taxes would not have a material adverse effect on the Property.

5.6Ad Valorem and Property Taxes.

All ad valorem and real property taxes ("Property Taxes") attributable to the Property with respect to the tax period, which includes the tax period in 2006 prior to the Effective Date, shall be the responsibly of and paid by Cimmarron.

6.Notices:

All notices required or permitted under this agreement shall be in writing and shall be delivered personally, or sent by facsimile, or sent by United States mail, postage prepaid, as follows:
If to Westside:

Westside Energy Production Company, LP Attention: Craig Glick
3131 Turtle Creek Blvd., Suite 1300 Dallas, Texas 75219
Fax: (469) 916-1401

HOU 406066861v6

If to Cimmarron:

Cimmarron Gathering, LP
Attention: Chief Operating Officer P.O. Box 1038

Gainesville, Texas 76241-1038 Fax: (940) 665-8434

7.  Assignment:

This Agreement, the rights hereunder and the Property herein may be assigned, conveyed or otherwise transferred as an entirety by Cimmarron without the express written consent of Westside but shall be subject to any preferential purchase rights burdening the Property. All Assignment and Bill of Sale documents provided for hereunder and any subsequently approved assignments or other conveyances shall be expressly made subject to the terms and provisions of this Agreement.

8.  Cooperation

8.1Intent of Agreement:

The Parties shall offer each other reasonable further assistance in carrying out the intent of this Agreement, including, but not limited to, execution of any additional documents necessary to effectuate the intent of this Agreement. In the event that any part of the Property being assigned and conveyed to Cimmarron by Westside hereunder has not been effectively assigned to Cimmarron by Westside, Westside, without incurring liability of any kind shall assign or convey such part of the Property directly to Cimmarron.

9.Miscellaneous Provisions:

9.1 The laws of the state of Texas govern this Agreement as to the Property, without regard to its conflicts of law. In the event of a dispute as to the interpretation and/or performance of Agreement, the laws of the State of Texas, without regard to its conflicts of law principles, shall govern.

9.2 Each Party shall be solely responsible for its own expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party.

9.3 No waiver by either Party hereto of any default of the other Party under this Agreement shall operate as a waiver of any subsequent default, whether of a like or a different character.

9.4 Each Party hereto represents and warrants to each other Party that the person signing this Agreement on its behalf is duly authorized to enter into this Agreement and that all necessary resolutions have been or will be obtained and approved.

HOU 406066861v6

9.5 In the event any provision set forth in this Agreement, or the application thereof, is held invalid, such invalidity shall not affect any other provision or application, which can be given effect without the invalid provision or application. To this end, the provisions set forth in this Agreement are declared to be severable.

9.6 The terms and conditions hereof shall extend to and be binding on the respective successors and permitted assigns of the Parties hereto.

9.7 The provisions of this Agreement shall survive the Closing of the transaction contemplated herein and the execution and delivery of any assignment and bill of sale or similar instrument delivered in connection with this Agreement.

9.8 The obligations of Westside pursuant to this Agreement are expressly contingent upon the execution and delivery of the Stipulation.

9.9 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall be deemed to be one and the same agreement.

9.10 This document and the attachments related thereto contain the entire agreement by and between Westside and Cimmarron regarding the subject matter hereof. No other representations made between Westside and Cimmarron, whether written or oral, have been relied upon by any Party in the execution hereof. Westside, Cimmarron represent and warrant that the execution of this Agreement has not been induced by any promise, representation or warranty other than as expressly contained herein. Westside and Cimmarron agree that they shall deal fairly and in good faith with each other.

Cimmarron shall be responsible for and shall bear the cost of recording any instrument contemplated by this vying the Property. Upon the receipt of each recorded instrument Cimmarron shall promptly forward a copy of each recorded document to Westside.

10.Exhibits

The Exhibits listed below are attached to this Agreement and by this reference are fully incorporated herein.

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F	Form of Assignment and Bill of Sale Westside Non-Foreign Affidavit Westside Incumbency Certificate Westside Certificate of Resolutions Westside Officer's Certificate Form of Stipulation of Ownership

HOU 406066861v6

11.Conflicts

In the event a conflict between a provision contained within the main body of this Agreement and a provision contained within any exhibits attached hereto, the provisions in the main.body shall control.

12.Purchase Price Allocation

The Purchase shall be allocated as follows: Easements fifty percent (50%), Pipelines fifty percent (50%).

HOU 406066861v6

11.Conflicts

IN WITNESS WHEREOF, this Agreement is executed on November 9, 2006, to be effective as of the Effective Date.

WESTSIDE ENERGY PRODUCTION COMPANY, LP, a Texas limited partnership

By:Westside Energy GP, L.L.C.,
a Texas limited liability company, its general partner

EXECUTION VERSION

[Missing Graphic Reference]
By:

EXECUTION VERSION

CIMMARRON GATHERING, LP, a Texas limited partnership

By:Cimmarron Gathering, GP, LLC,
a Texas limited liability company, its General Partner

EXECUTION VERSION

By:	[Missing Graphic Reference]

EXECUTION VERSION

John D.itz, Mana /Partner

EXECUTION VERSION

RECORDING REQUESTED BY: Cimmarron Gathering, LP
do Robin Backstrom
21122 Hawthorne Lane
Parker, Colorado 80138

WHEN RECORDED MAIL TO: Same as above

SPACE ABOVE FOR RECORDER'S USE

UNDIVIDED INTEREST ASSIGNMENT AND BILL OF SALE

Westside Energy Production Company, LP, a Texas limited partnership ("Westside"), having a place of business at 3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219 hereby assigns to Cimmarron Gathering, LP, a Texas limited partnership ("Buyer"), having a place of business at P.O. Box 1038, Gainesville, Texas 76241-1038, one hundred percent (100%) of Seller's right, title and interest (such interest being an undivided 16.333% interest) in and to the following ( the "Property"):

All pipeline(s) and all meters, valves, fittings, pumps, cathodic protection equipment, locks, rights-of-way markers, and miscellaneous equipment appurtenant to or associated with the pipeline(s) described on Exhibit A attached to and made a part of this Assignment along with the easements, real property, rights-of-way, surface lease agreements, permits, licenses, leases, prescriptive rights, servitudes, and other rights of access and agreements listed on Exhibit A to the extent that the same are legally assignable;

NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by Westside and BUYER, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Westside and BUYER agree as follows:

Westside does hereby absolutely and unconditionally bargain, convey, sell, transfer, release, grant, set over, assign, confirm and deliver to BUYER, its successors and assigns, and BUYER accepts, an undivided One Hundred percent (100.00%) of Westside's right, title, and interest in and to the Property, such interest being an undivided 16.333% in and to the Property.

1.  BUYER agrees to be bound by the terms, conditions, and covenants of the assigned Property subsequent to the Effective Date.

2.  Westside hereby covenants with BUYER that Westside is the lawful owner of the Property and has good right to convey the same, that to Westside's knowledge the Property are free of all liens and encumbrances and Westside will warrant and forever defend all and singular the Westside Property unto BUYER, its successors and assigns, against every person who is lawfully claiming or to claim the same or any part thereof, by through or under Westside but not otherwise.

HOU 406067224v3

EXECUTION VERSION

3.  This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

4.  The Property are assigned by Westside to BUYER "as is, where is, and with all faults," without any warranties or representations of any type or nature whatsoever and releases any and all representations and warranties, including but not limited to, representations and warranties as to the Westside Property value, quality, condition, merchantability or fitness for any particular purpose.

5.  This Assignment is executed, delivered, and accepted pursuant to and subject to the terms and conditions of that certain Purchase and Sale Agreement (the "Agreement") by and between Westside and Buyer dated November 9, 2006 and effective as of September 1, 2006, and the provisions of the Agreement shall survive the execution, deliverance, and acceptance of this Assignment.

6.  This document and the attachments related thereto contain the entire agreement by and between Westside and BUYER regarding the subject matter hereof. No other representations made between Westside and BUYER, whether written or oral, have been relied upon by any Party in the execution hereof. Westside and BUYER acknowledge and warrant that the execution of this Agreement has not been induced by any promise, representation or warranty other than as expressly contained herein. The Parties consent and agree that they shall deal fairly and in good faith with each other.

7.  The terms and conditions hereof shall extend to and be binding on the respective successors and permitted assigns of the Parties hereto.

8.  In the event any provision set forth in this Agreement, or the application thereof, is held invalid, such invalidity shall not affect any other provision or application, which can be given effect without the invalid provision or application. To this end, the provisions set forth in this Agreement are declared to be severable.

9. This Assignment may be executed in several original counterparts. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument, provided, however, in making proof of this Assignment, it shall only be necessary to produce one counterpart hereof, executed by the parties hereto, and it shall not be necessary to produce nor to account for any other counterpart. To the extent permitted under the laws of any jurisdiction where this Assignment is to be filed, there may be attached to the counterpart of this Assignment to be filed in such jurisdiction an Exhibit A which shall contain only the legal description of the of the Property in such jurisdiction.

TO HAVE AND TO HOLD Westside's undivided 16.333% interest in and to the Property, subject to the terms, exceptions and other provisions herein stated, together with all and singular the rights and appurtenances thereunto and in anywise belonging unto BUYER, its successors and assigns, forever.

[Signatures appear on the following page(s)[

HOU 406067224v3

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties to this Assignment and Bill of Sale have executed this Assignment and Bill of Sale through their authorized representatives.

Executed this 9th day of November, 2006, but effective as of September 1, 2006 at 10:00 a.m. CT.

Westside Energy Production Company, LP, a Texas limited partnership

By: Westside Energy GP, L.L.C.,
a Texas limited liability company, its general partner

By:
Douglas G. Manner, Manager

SIGNATURE PAGE TO ASSIGNMENT AND BILL OF SALE

Cimmarron Gathering, LP,
By: Cimmarron Gathering, GP, LLC,
its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO ASSIGNMENT AND BILL OF SALE

ACKNOWLEDGEMENT — WESTSIDE ENERGY PRODUCTION COMPANY, LP

State of Texas§
§
County of Tarrant§

I, , a Notary Public in and for the county and state
aforesaid, DO HEREBY CERTIFY that ,of Westside Energy GP,
L.L.C., a Texas limited liability company and general partner of Westside Energy Production Company, LP, a Texas limited partnership, who personally known to me to be the person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act in such capacity as the free and voluntary act of said limited liability company on behalf of said partnership for the uses and purposes therein set forth.

Given under my hand and notarial seal, this 9th day of November, 2006.

Name:
My commission expires

ACKNOWLEDGEMENT PAGE TO ASSIGNMENT AND BILL OF SALE

ACKNOWLEDGEMENT — CIMMARRON GATHERING, LP

State of Texas County of
, a Notary Public in and for the county and state
aforesaid, DO HEREBY CERTIFY that, of Cimmarron Gathering, LP, who is personally known to me to be the person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as such President and as the free and voluntary act of said limited partnership for the uses and purposes therein set forth.

Given under my hand and notarial seal, this 9th day of November, 2006.

Name:
My commission expires

ACKNOWLEDGEMENT PAGE TO ASSIGNMENT AND BILL OF SALE

Westside Non-Foreign Affidavit

HOU 406066861v6

Exhibit D

NON-FOREIGN AFFIDAVIT

HOU 406066861v6

Exhibit D

STATE OF TEXAS COUNTY OF DALLAS
Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To infoim transferee, Cimmarron Gathering, a Texas limited liability company, that withholding of tax is not required upon the disposition of a United States real property interest by Westside Energy Corporation, LP a Texas limited liability company, the undersigned hereby certifies the following on behalf of Westside Energy Production Company, LP.

1.
Westside Energy Production Company, LP is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Westside Energy Production Company, LP has the following United States Employer Identification Number: 52-2441665.; and

3. Westside Energy Production Company, LP has a business address of 3131

Turtle Creek Blvd., Suite 1300, Dallas, TX 75219.

Westside Energy Production Company, LP understands that this certification may be disclosed to the Internal Revenue Service by transferee and any false statement contained herein may be punishable by fine, imprisonment or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

WESTSIDE ENERGY PRODUCTION COMPANY, LP,
a Texas limited partnership

By:Westside Energy GP, L.L.C.,
a Texas limited liability company, its general partner

By:
Douglas G. Manner, Manager

Sworn to and subscribed before me this 9th day of November, 2006, in the state and county aforesaid.

Notary Public-State of Texas (Notary Seal)
My Commission Expires:

HOU 406066861v6

Exhibit D

Westside Incumbency Certificate

HOU 406066861v6

Exhibit D

Exhibit "C"
Westside Energy Production Company, LP
INCUMBENCY CERTIFICATE

I, Jimmy D. Wright, Corporate Secretary of Westside Energy GP, LLC, a Texas limited liability company and general partner ("General Partner") of Westside Energy Production Company, LP, a Texas limited liability partnership, hereby certify as follows:

The following Individual is presently serving Westside Energy Production Company, LP in the capacity set opposite his name and that the specimen signature set forth opposite such name listed below is the valid and genuine signature of such person:
Name:	Position: Member of General Partner	Signature:

Douglas G. Manner

IN WITNESS WHEREOF, I have executed this certificate thisday of November

2006.

By:
Jimmy D. Wright, Secretary

HOU 406066861v6

Exhibit D

Westside Certificate of Resolutions

HOU 406066861v6

Exhibit D

WRITTEN CONSENT
OF THE GENERAL PARTNER
OF
WESTSIDE ENERGY PRODUCTION COMPANY, LP

November 9, 2006

The undersigned, being the general partner ("General Partner") of Westside Energy Production Company, LP, a Texas limited partnership (the "Partnership"), does hereby consent to and adopt the following recitals and resolutions, and the actions therein authorized as the act of the Partnership's General Partner by written consent, such consent to have the same force and effect as a vote of the General Partner at a duly called and held meeting of the Partnership's General Partner:

Purchase and Sale Transaction

WHEREAS, it has been proposed that the Partnership enter into that certain Purchase and Sale Agreement (the "Agreement") by and between the Partnership and Cimmarron Gathering, LP, a Texas limited partnership (the "Purchaser"), pursuant to which the Partnership will sell to Purchaser its ownership interest in the Tri-County Gas Gathering System;

WHEREAS, the General Partner has reviewed the terms and conditions of the Agreement; and

WHEREAS, the General Partner believes that the Partnership's entry into the Agreement and consummation of the transactions contemplated thereby are advisable and in the Partnership's best interests.

Approval of Transaction Generally

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and conditions of the Agreement are hereby in all respects approved, ratified, confirmed, and the consummation of the transactions contemplated thereby, be and they hereby are in all respects approved, together with such changes to such documents as the General Partner or any officer of the Partnership selected by the General Partner (for the purposes of these resolutions, hereinafter referred to as the "Authorized Parties") shall approve, such approval to be conclusively established by any such Authorized Party's execution and delivery of the Agreement on the Closing Date (as defined in the Agreement), and any and all action to such ends heretofore taken is hereby in all respects approved, ratified and confirmed;

RESOLVED FURTHER, that any one or more of the Partnership's Authorized Parties be, and they hereby are authorized, empowered and directed, for, in the name and on behalf of the Partnership to negotiate the final terms of the Agreement and to make such amendments, modifications, and deviations as such Authorized Parties deem necessary;

406067323_

Exhibit "D"

RESOLVED FURTHER, that the Partnership is authorized to perform any of its obligations under, and consummate the transactions contemplated by, the Agreement;

RESOLVED FURTHER, that the Authorized Parties of the Partnership be and the same hereby are, authorized to execute on behalf of the Partnership, upon closing, any and all such certificates, resolutions, assignments, affidavits and all other documents as may be required in order to complete and effectuate the transactions contemplated by the Agreement on behalf of the Partnership;

RESOLVED FURTHER, that the Authorized Parties are hereby authorized, empowered and directed to perform all such acts and things, and to execute any and all such agreements, documents or instruments necessary to certify or attest, on behalf of the Partnership, as to any factual matters, respecting the Partnership, as to the accuracy and completeness of these resolutions, as to the genuineness of any signature of any officer of the Partnership or as to any other matter regarding the execution, delivery and performance of the Agreement and the transactions contemplated therein, in each case known to the Authorized Parties; and

Ratification of Prior Acts

RESOLVED FURTHER, that any lawful act heretofore taken by any Authorized Party of the Partnership in connection with the matters contemplated in the foregoing resolutions be, and it hereby is in all respects, approved, adopted ratified and confirmed as an act of the Partnership.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

406067323_

IN WITNESS WHEREOF, the undersigned, being the General Partner of the Partnership, hereby consents to all of the foregoing as of November 9, 2006.

WESTSIDE ENERGY GP, L.L.C., a Texas limited liability company

By:

Douglas G. Manner, Manager

Westside Officer's Certificate

HOU 406066861v6

Exhibit F

Exhibit "E"

Attached to and made a part of that certain Purchase and Sale Agreement by and between

Westside and Cimmarron, effective September 1, 2006

Westside Energy Production Company, LP

OFFICER'S CERTIFICATE
This Certificate is given pursuant to the Agreement (as defined below).

I, Douglas G. Manner, Manager of Westside Energy GP, L.L.C., a Texas limited liability company, general partner of Westside Energy Production Company, LP, a Texas limited partnership (the "Company"), DO HEREBY CERTIFY, in connection with the Purchase and Sale Agreement (the "Agreement"), among the Company, and Cimmarron Gathering, LP, effective September 1, 2006 (terms not otherwise defined herein are used herein as defined in Amendment), that:

1.  I am the duly elected, qualified and acting Manager of the Company and, as such, have access to the Company's records, have examined such records, agreements and other documents as I have deemed necessary for purposes of giving this certificate and am familiar with the matters therein contained and herein certified.

2.  The conditions contained in Sections 3.1 and 3.2 of the Agreement have been fulfilled.

IN WITNESS WHEREOF, I have executed this certificate this 9th day of November,

2006.

Westside Energy Production Company, LP, a Texas limited partnership
By:Westside Energy GP, L.L.C.
a Texas limited liability company, its General Partner

By:

Douglas G. Manner, Manager

HOU 406066861v6

Exhibit F

Form of Stipulation of Ownership

HOU 406066861v6

Exhibit F

EXECUTION VERSION

STIPULATION OF OWNERSHIP

This Stipulation of Ownership ("Stipulation") is effective as of 10:00 a.m., Central Time, on September 1, 2006 (the "Effective Date"), by and between CCTX Gathering, LP, a Texas limited partnership, whose address is P. 0. Box 1863, Lake Charles, Louisiana 70602 ("CCTX"), Benco Operating, Inc., a Texas corporation, whose address is 5416 Birchman Avenue, Fort Worth, Texas 76107 ("Benco"), Westside Energy Production Company, LP, a Texas limited partnership, whose address is 3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219 ("Westside"), and Cimmarron Gathering, LP, a Texas limited partnership, whose address is P.O. Box 1038, Gainesville, Texas 76241-1038 ("Cimmarron"). CCTX, Benco, Westside and Cimmarron are sometimes hereinafter referred to individually as a "Party" or collectively as "the Parties".

WITNESSETH:

WHEREAS, The Tri-County Gas Gathering System ("TCGGS") is a natural gas gathering system owned by the Parties as hereinafter more fully set out, through which natural gas is gathered and delivered to other transporters located in Cooke, Montague and Wise County, Texas; and

WHEREAS, TCGGS is comprised of, but not limited to: certain real and personal property consisting of, but not limited to: easements, rights of way, surface leases, pipelines, fittings, launchers, receivers, tanks, separators, meters, valves, cathodic protection equipment, CO2 Plants, compressors, heaters, dehydration units and other above and below ground facilities necessary for TCGGS operations, including but not limited to the properties and assets described in Exhibit A attached hereto and incorporated herein (the "TCGGS Property"); and

WHEREAS, Effective January 1, 2005, TCGGS was established and the undivided TCGGS ownership interest was established by cross-assignments as follows: Cimmarron 33.334%; Benco 33.333% and CCTX 33.333%; and

WHEREAS, The methods, processes, and procedures related to the construction and operation of TCGGS is governed by that certain AGREEMENT FOR THE CONSTRUCTION AND OPERATION OF THE TRI-COUNTY GAS GATHERING SYSTEM (the "Operating Agreement"), by and between Cimmarron Transportation, LLC, ("Cimmarron Transportation," the corporate predecessor of Cimmarron), Benco Operating, Inc. ("Benco") and CCTX, dated effective January 1, 2005; and

WHEREAS, CCTX is the successor in interest of Central Crude, Inc., which, prior to the establishment of the TCGGS, effective December 1, 2004, by Assignment and Bill of Sale to EBS Oil & Gas Partners Production Company, LP, ("EBS," the corporate predecessor of Westside) as Buyer, assigned a forty nine percent (49%) interest in the Wise County Gathering System ("WCGGS") to EBS; and

WHEREAS, CCTX and EBS contemporaneously entered into that certain Operating Agreement for the Wise County Gas Gathering System dated effective December 1, 2004 ("WCGGS Agreement"); and

HOU 406067316v1

WHEREAS, pursuant to the Operating Agreement, CCTX, with the consent of Westside, contributed the assets comprising the WCGGS to the establishment of the TCGGS; and

WHEREAS, By agreement of the Parties, including Westside, Westside's 49% of 33.333% interest was represented by CCTX in such transactions, but such ownership is not properly reflected in the official public records of the counties in which the TCGGS Property is located; and

WHEREAS, Effective June 1, 2005 Cimmarron Transportation reorganized and its interest in the TCGGS Property is now owned by Cimmarron; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth below, and for other valuable and mutually sufficient consideration received, CCTX, Westside, Benco and Cimmarron do hereby agree and stipulate as follows:

1. Stipulation of Ownership

The Parties agree and stipulate that the TCGGS Property and all assets and properties comprising same are owned, as of September 1, 2006, at 7:00 a.m. ("the Effective Date of this Stipulation") in the following undivided percentages:

Cimmarron	33.334%
Benco	33.333%
CCTX	17.000%
Westside	16.333%
Total	100.000%

In order to carry out the terms of this Agreement, the Parties hereby assign, transfer and convey to each other the properties and assets described in Exhibit A, in the undivided percentages shown above. Title to such interests is warranted by, through and under each of the parties, but not otherwise. Any and all other warranties, express, implied or statutory, are hereby disclaimed.

NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE; AND THE TCGGS PROPERTY IS ASSIGNED "AS IS", "WHERE IS", AND WITH ALL FAULTS OR DEFECTS AS OF THE EFFECTIVE DATE. EXCEPT AS EXPRESSLY PROVIDED HEREIN AND/OR IN THE TCGGS AGREEMENT, NO PARTY SHALL BE LIABLE, TO ANY OTHER PARTY TO ANY EXTENT WHATSOEVER, FOR THE QUALITY, CONDITION, OPERATION OR PERFORMANCE OF THE TCGGS PROPERTY.

HOU 406067316v1

The Parties hereby consent to the transfer to Cimmarron of Westside's undivided ownership percentage in the TCGGS, shown above, effective September 1, 2006.

3.  Termination of WCGGS Agreement — Waiver of CCTX's Pref Right

Effective as of the Effective Date of this Stipulation, the WCGGS Agreement is hereby terminated and of no further force and effect. CCTX hereby waives its preferential right to purchase the interest of Westside in the WCGGS, pursuant to Article VII.F. of the WCGGS Agreement. Henceforth the sole agreement of the Parties concerning the operation of the TCGGS shall be the Operating Agreement.

4.  Miscellaneous

Each Party hereto represents and warrants to each other Party that the person signing this Agreement on its behalf is duly authorized to enter into this Agreement and that all necessary resolutions have been or will be obtained and approved.

The terms and conditions hereof shall extend to and be binding on the respective successors and permitted assigns of the Parties hereto.

.This Stipulation may be executed in several original counterparts. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument, provided, however, in making proof of this Stipulation, it shall only be necessary to produce one counterpart hereof, executed by the parties hereto, and it shall not be necessary to produce nor to account for any other counterpart. To the extent permitted under the laws of any jurisdiction where this Stipulation is to be filed, there may be attached to the counterpart of this Stipulation to be filed in such jurisdiction an Exhibit A which shall contain only the legal description of the of the Properties in such jurisdiction.

IN WITNESS WHEREOF, this Agreement is effective as of September 1, 2006.

[Remainder of page left blank intentionally. Signatures appear on the following pages.]

HOU 406067316v1

WESTSIDE ENERGY PRODUCTION COMPANY, LP, a Texas limited partnership
By Westside Energy GP, L.L.C.,
Its General Partner

By:
Douglas G. Manner, Manager

STATE OF TEXAS COUNTY OF DALLAS

This instrument was acknowledged on November 9, 2006,by
, the   of,a
, General Partner of Westside Energy Production Company, LP, a Texas

limited partnership, on behalf of said limited partnership.

Notary Public in and for The State of Texas

My Commission expires:Notary's Printed Name:

CIMMARRON GATHERING, LP,
a Texas limited partnership
By CIMMARRON GATHERING, GP, LLC, a Texas limited liability company
Its General Partner

By:
Name:John D. Schmitz Title: Manager/Partner

STATE OF TEXAS COUNTY OF DALLAS

This instrument was acknowledged on November, 2006, by
, the of Cimmarron Gathering, GP, LLC,

a Texas limited liability company, General Partner of Cimmarron Gathering, LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public in and for The State of Texas

My Commission expires:Notary's Printed Name:

HOU 406067316v1

CC TEXAS GATHERING, LP By CC Texas Operating, LLC Its General Partner

By:
Name:Steven M. Jordan Title: President

STATE OF
COUNTY/PARISH OF

This instrument was acknowledged on November , 2006, by Steven M. Jordan, the President of CC Texas Operating, LLC, a Texas limited liability company, General Partner of CC Texas Gathering, LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public in and for The State of Texas

My Commission expires:Notary's Printed Name:

HOU 406067316v1

BENCO OPERATING, INC.,
a Texas corporation

By:
Name: Title:

STATE OF TEXAS COUNTY OF

This instrument was acknowledged on November, 2006, by
the President of Benco Operating, Inc., a Texas corporation, on behalf of said corporation.

Notary Public in and for The State of Texas

My Commission expires:Notary's Printed Name:

HOU 406067316v1

Exhibit A

HOU 406067316v1

Description of TCGGS Property